Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8234
www.snhreit.com
Senior Housing Properties Trust Announces Second Quarter 2019 Results
Second Quarter Net Loss Attributable to Common Shareholders of $0.16 Per Share
Second Quarter Normalized FFO Attributable to Common Shareholders of $0.34 Per Share

Newton, MA (August 8, 2019):  Senior Housing Properties Trust (Nasdaq: SNH) today announced its financial results for the quarter and six months ended June 30, 2019.
“Our senior living business restructuring arrangement with our largest tenant, Five Star Senior Living, announced in April 2019 continues to make progress,” stated Jennifer Francis, President and Chief Operating Officer of Senior Housing Properties Trust.  “In June 2019, Five Star shareholders approved the issuances of Five Star stock to us and our shareholders, in satisfaction of a condition to that restructuring.  We also continue to make progress on our disposition plan and anticipate selling or having under agreement to sell approximately $900 million of assets by year end, which will enable us to meet our target leverage profile moving forward.  Year to date, we have sold or have under agreement to sell 50 properties for total expected proceeds of $197 million, and we have another 60 properties being actively marketed for sale. We also recently sold shares in The RMR Group Inc. for approximately $99 million in net proceeds after underwriting fees and before other offering expenses.”
Results for the Quarter Ended June 30, 2019:
Net loss attributable to common shareholders was $37.2 million, or $0.16 per share, for the quarter ended June 30, 2019 compared to net income attributable to common shareholders of $123.6 million, or $0.52 per share, for the quarter ended June 30, 2018. The net loss attributable to common shareholders for the quarter ended June 30, 2019 includes: (1) $64.4 million of unrealized losses on equity securities, net, compared to $23.3 million of unrealized gains on equity securities, net during the quarter ended June 30, 2018; (2) $17.8 million of gains on sale of properties, net, compared to $80.8 million of gains on sale of properties, net, during the quarter ended June 30, 2018; (3) a decrease in rental income of $21.5 million during the quarter ended June 30, 2019 compared to the quarter ended June 30, 2018 primarily as a result of a reduction in rent paid to SNH by Five Star Senior Living Inc., or Five Star, during the three months ended June 30, 2019 pursuant to the transaction agreement SNH entered into with Five Star in April 2019, or the Transaction Agreement; and (4) a decrease in general and administrative expenses compared to the quarter ended June 30, 2018 as a result of no business management incentive fees accrued during the quarter ended June 30, 2019 compared to $17.6 million of business management incentive fees accrued during the quarter ended June 30, 2018.
Normalized funds from operations attributable to common shareholders, or Normalized FFO attributable to common shareholders, were $81.1 million and $104.8 million, or $0.34 and $0.44 per share, for the quarters ended June 30, 2019 and 2018, respectively.

Reconciliations of net income (loss) attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations attributable to common shareholders, or FFO attributable to common shareholders, and Normalized FFO attributable to common shareholders for the quarters ended June 30, 2019 and 2018 appear later in this press release.
Results for the Six Months Ended June 30, 2019:
Net loss attributable to common shareholders was $7.1 million, or $0.03 per share, for the six months ended June 30, 2019 compared to net income attributable to common shareholders of $359.6 million, or $1.51 per share, for the six months ended June 30, 2018. The net loss attributable to common shareholders for the six months ended June 30, 2019 includes: (1) $41.5 million of unrealized losses on equity securities, net, compared to $50.5 million of unrealized gains on equity securities, net, during the six months ended June 30, 2018; (2) $17.7 million of gains on sale of properties, net, compared to $261.9 million of gains on sale of properties, net, during the six months ended June 30, 2018; (3) a decrease in rental income of $37.0 million during the six months ended June 30, 2019 compared to the six months ended June 30, 2018, primarily as a result of a reduction in rent paid to SNH by Five Star during the six months ended June 30, 2019 pursuant to the Transaction Agreement, as well as dispositions since January 1, 2018; (4) $8.7 million of transaction and other related costs incurred during the quarter ended June 30, 2019; (5) $8.4 million of impairment charges; and (6) a decrease in general and administrative expenses compared to the six months ended June 30, 2019 as a result of no business management incentive fees accrued for the six months ended June 30, 2019 compared to $32.0 million of business management incentive fees accrued for the six months ended June 30, 2018.
Normalized FFO attributable to common shareholders were $169.4 million and $211.9 million, or $0.71 and $0.89 per share, for the six months ended June 30, 2019 and 2018, respectively.
Reconciliations of net income (loss) attributable to common shareholders determined in accordance with GAAP to FFO attributable to common shareholders and Normalized FFO attributable to common shareholders for the six months ended June 30, 2019 and 2018 appear later in this press release.
Portfolio Operating Results:
For the quarter ended June 30, 2019, cash basis net operating income, or Cash Basis NOI, at properties owned continuously and properties owned and managed continuously by the same operator since April 1, 2018, or same property, decreased 11.1% compared to the quarter ended June 30, 2018, primarily as a result of the reduction in rent paid to SNH by Five Star during the quarter ended June 30, 2019 pursuant to the Transaction Agreement.
For the quarter ended June 30, 2019, 50.7% of net operating income, or NOI, came from 145 buildings leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, with 12.4 million leasable square feet. As of June 30, 2019, excluding five MOBs that were held for sale, 94.0% of MOB square feet was leased compared to 95.7% as of June 30, 2018. Same property MOB occupancy was 94.0% as of June 30, 2019 compared to 95.9% as of June 30, 2018. Same property Cash Basis NOI from MOBs increased 3.4% for the quarter ended June 30, 2019 compared to the quarter ended June 30, 2018.
For the quarter ended June 30, 2019, 31.1% of NOI came from 224 triple net leased senior living communities with 23,206 living units. The weighted average rent coverage for triple net leased senior living communities increased to 1.52x for the 12 month period ended March 31, 2019 compared to 1.19x for the 12 month period ended March 31, 2018(1). Same property Cash Basis NOI from triple net leased senior living communities decreased 29.2% for the quarter ended June 30, 2019 compared to the quarter ended June 30, 2018. The increase in rent coverage and decrease in same property Cash Basis NOI were primarily a result of the reduction in rent paid to SNH by Five Star for the quarter ended June 30, 2019 pursuant to the Transaction Agreement.
______________________________________________________________________________________________________________________
(1) SNH reports rent coverage one quarter in arrears because operating results from tenants are usually provided to SNH three months after the end of a fiscal quarter. Operating data from triple net leased senior living communities is provided by tenants and SNH has not independently verified this information. Excludes data for periods prior to SNH's ownership of certain properties, as well as properties sold or classified as held for sale during the periods presented. Five Star rent coverage for the twelve months ended March 31, 2019 is calculated based on the $132.0 million of annualized rental income payable to SNH by Five Star in accordance with the Transaction Agreement. The aggregate amount of monthly minimum rent payable to SNH by Five Star is subject to adjustment in accordance with the Transaction Agreement.

For the quarter ended June 30, 2019, 15.0% of NOI came from 77 managed senior living communities with 10,084 living units. Occupancy at managed senior living communities was 85.4% for the quarter ended June 30, 2019 compared to 86.1% for the quarter ended June 30, 2018. Same property occupancy at managed senior living communities was 85.7% for the quarter ended June 30, 2019 compared to 86.1% for the quarter ended June 30, 2018. Same property average monthly rates at managed senior living communities were $4,246 for the quarter ended June 30, 2019 compared to $4,243 for the quarter ended June 30, 2018. Same property Cash Basis NOI from managed senior living communities decreased 8.7% for the quarter ended June 30, 2019 compared to the quarter ended June 30, 2018.
SNH's 10 wellness centers were 100% leased as of each of June 30, 2019 and June 30, 2018, and generated Cash Basis NOI of $4.7 million and $4.4 million for the three months ended June 30, 2019 and 2018, respectively.
Reconciliations of net income (loss) determined in accordance with GAAP to NOI and Cash Basis NOI, and a reconciliation of NOI to same property NOI and calculation of same property Cash Basis NOI by operating segment, for the quarters ended June 30, 2019 and 2018, appear later in this press release.
Disposition Activities:
During the quarter ended June 30, 2019, SNH sold seven MOBs located in Massachusetts and one MOB located in Colorado for an aggregate sales price of approximately $10.6 million, excluding closing costs. In July 2019, SNH sold three MOBs located in Massachusetts for an aggregate sales price of approximately $5.0 million, excluding closing costs.
In May 2019, SNH sold three skilled nursing facilities, or SNFs, located in California for an aggregate sales price of approximately $21.5 million, excluding closing costs.
As previously announced, on July 1, 2019, SNH completed the sale of 2,637,408 shares of class A common stock of The RMR Group Inc. (Nasdaq: RMR), or RMR Inc., in an underwritten public offering at a price to the public of $40.00 per common share. SNH received $98.9 million in net proceeds from this sale after underwriting fees and before other offering expenses that it used to repay amounts outstanding under its revolving credit facility.
Financing Activities:
As previously announced, in May 2019, SNH redeemed at par all of its outstanding 3.25% senior notes due 2019 for a redemption price equal to the $400.0 million principal amount, using cash on hand and borrowings under its revolving credit facility.
Also in May 2019, SNH prepaid at par approximately $42.2 million of secured debt encumbering four senior living communities with an annual interest rate of 3.79% and a maturity date in July 2019. SNH prepaid this secured debt using cash on hand and borrowing under its revolving credit facility.
Conference Call:
At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss SNH's second quarter 2019 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, August 15, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10132495.
A live audio webcast of the conference call will also be available in a listen-only mode on SNH’s website, www.snhreit.com. Participants wanting to access the webcast should visit SNH’s website about five minutes before the call. The archived webcast will be available for replay on SNH’s website following the call for about one week. The transcription, recording and retransmission in any way of SNH’s second quarter conference call are strictly prohibited without the prior written consent of SNH.

Supplemental Data:
A copy of SNH’s Second Quarter 2019 Supplemental Operating and Financial Data is available for download at SNH’s website, www.snhreit.com. SNH’s website is not incorporated as part of this press release.
SNH is a real estate investment trust, or REIT, that owns medical office and life science properties, senior living communities and wellness centers throughout the United States. SNH is managed by the operating subsidiary of RMR Inc., an alternative asset management company that is headquartered in Newton, MA.
Non-GAAP Financial Measures:
SNH presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI for the three and six months ended June 30, 2019 and 2018. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of SNH's operating performance or as measures of SNH's liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in SNH's condensed consolidated statements of income (loss). SNH considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. SNH believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of SNH's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations at SNH's properties.
Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition, and for an explanation of SNH’s calculation of FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Rental income	$153,097	$174,585	$311,338	$348,313
Residents fees and services	108,906	102,617	216,951	204,659
Total revenues	262,003	277,202	528,289	552,972

Expenses:
Property operating expenses	120,193	110,056	237,415	218,154
Depreciation and amortization	73,924	72,300	146,154	142,639
General and administrative (1)	8,867	29,078	18,683	54,196
Acquisition and certain other transaction related costs	903	67	8,717	87
Impairment of assets	2,213	548	8,419	548
Total expenses	206,100	212,049	419,388	415,624

Gain on sale of properties	17,832	80,762	17,710	261,916
Dividend income	923	659	1,846	1,318
Unrealized gains and losses on equity securities, net	(64,448)	23,265	(41,516)	50,506
Interest and other income	238	60	352	114
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $1,519, $1,542, $3,171 and $2,953, respectively)	(46,412)	(44,813)	(92,023)	(88,365)
Loss on early extinguishment of debt	(17)	—	(17)	(130)
(Loss) income from continuing operations before income tax benefit (expense) and equity in earnings of an investee	(35,981)	125,086	(4,747)	362,707
Income tax benefit (expense)	35	(105)	(99)	(365)
Equity in earnings of an investee	130	7	534	51
Net (loss) income	(35,816)	124,988	(4,312)	362,393
Net income attributable to noncontrolling interest	(1,413)	(1,401)	(2,835)	(2,784)
Net (loss) income attributable to common shareholders	$(37,229)	$123,587	$(7,147)	$359,609

Weighted average common shares outstanding (basic)	237,580	237,487	237,574	237,483
Weighted average common shares outstanding (diluted)	237,580	237,529	237,574	237,506

Per common share amounts (basic and diluted):
Net (loss) income attributable to common shareholders	$(0.16)	$0.52	$(0.03)	$1.51
(1) General and administrative expenses include estimated business management incentive fee expense of $17,610 and $31,957 for the three and six months ended June 30, 2018, respectively.

SENIOR HOUSING PROPERTIES TRUST
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO Attributable to Common Shareholders(1):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net (loss) income attributable to common shareholders	$(37,229)	$123,587	$(7,147)	$359,609
Depreciation and amortization	73,924	72,300	146,154	142,639
FFO attributable to noncontrolling interest	(5,297)	(5,300)	(10,594)	(10,600)
Gain on sale of properties	(17,832)	(80,762)	(17,710)	(261,916)
Impairment of assets	2,213	548	8,419	548
Unrealized gains and losses on equity securities, net	64,448	(23,265)	41,516	(50,506)
FFO attributable to common shareholders	80,227	87,108	160,638	179,774

Estimated business management incentive fees (2)	—	17,610	—	31,957
Acquisition and certain other transaction related costs	903	67	8,717	87
Loss on early extinguishment of debt	17	—	17	130
Normalized FFO attributable to common shareholders	$81,147	$104,785	$169,372	$211,948

Weighted average common shares outstanding (basic)	237,580	237,487	237,574	237,483
Weighted average common shares outstanding (diluted)	237,580	237,529	237,574	237,506

Per common share data (basic and diluted):
Net (loss) income attributable to common shareholders	$(0.16)	$0.52	$(0.03)	$1.51
FFO attributable to common shareholders	$0.34	$0.37	$0.68	$0.76
Normalized FFO attributable to common shareholders	$0.34	$0.44	$0.71	$0.89
Distributions declared	$0.15	$0.39	$0.54	$0.78
(1)      SNH calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties, loss on impairment of real estate assets and unrealized gains or losses on equity securities, net, if any, plus real estate depreciation and amortization and minus FFO attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to SNH. In calculating Normalized FFO attributable to common shareholders, SNH adjusts for the items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SNH’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain SNH’s qualification for taxation as a REIT, limitations in SNH’s revolving credit facility and term loan agreements and SNH’s public debt covenants, the availability to SNH of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance, and SNH’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than SNH does.
(2)       Incentive fees under SNH’s business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in SNH’s condensed consolidated statements of income (loss). In calculating net income (loss) attributable to common shareholders in accordance with GAAP, SNH recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although SNH recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss) attributable to common shareholders, SNH does not include these amounts in the calculation of Normalized FFO attributable to common shareholders until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined.

SENIOR HOUSING PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI
(amounts in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Calculation of NOI and Cash Basis NOI(1):
Revenues:
Rental income	$153,097	$174,585	$311,338	$348,313
Residents fees and services	108,906	102,617	216,951	204,659
Total revenues	262,003	277,202	528,289	552,972
Property operating expenses	(120,193)	(110,056)	(237,415)	(218,154)
Property NOI	141,810	167,146	290,874	334,818
Non-cash straight line rent adjustments	(430)	(3,030)	(2,364)	(6,023)
Lease value amortization	(1,555)	(1,416)	(3,080)	(2,797)
Non-cash amortization included in property operating expenses(2)	(199)	(199)	(398)	(398)
Cash Basis NOI	$139,626	$162,501	$285,032	$325,600

Reconciliation of Net (Loss) Income to NOI and Cash Basis NOI:
Net (loss) income	$(35,816)	$124,988	$(4,312)	$362,393

Equity in earnings of an investee	(130)	(7)	(534)	(51)
Income tax (benefit) expense	(35)	105	99	365
Loss on early extinguishment of debt	17	—	17	130
Interest expense	46,412	44,813	92,023	88,365
Interest and other income	(238)	(60)	(352)	(114)
Unrealized gains and losses on equity securities, net	64,448	(23,265)	41,516	(50,506)
Dividend income	(923)	(659)	(1,846)	(1,318)
Gain on sale of properties	(17,832)	(80,762)	(17,710)	(261,916)
Impairment of assets	2,213	548	8,419	548
Acquisition and certain other transaction related costs	903	67	8,717	87
General and administrative	8,867	29,078	18,683	54,196
Depreciation and amortization	73,924	72,300	146,154	142,639
Property NOI	141,810	167,146	290,874	334,818

Non-cash amortization included in property operating expenses(2)	(199)	(199)	(398)	(398)
Lease value amortization	(1,555)	(1,416)	(3,080)	(2,797)
Non-cash straight line rent adjustments	(430)	(3,030)	(2,364)	(6,023)
Cash Basis NOI	$139,626	$162,501	$285,032	$325,600
(1)       The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to SNH’s property level results of operations. SNH calculates NOI and Cash Basis NOI as shown above. SNH defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that SNH records as depreciation and amortization. SNH defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. SNH calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. SNH uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than SNH does.
(2)      SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Three Months Ended June 30, 2019					For the Three Months Ended June 30, 2018
Calculation of NOI and Cash Basis NOI:	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total
Rental income / residents fees and services	$104,385	$44,037	$108,906	$4,675	$262,003	$103,854	$66,113	$102,617	$4,618	$277,202
Property operating expenses	(32,525)	—	(87,668)	—	(120,193)	(31,183)	—	(78,873)	—	(110,056)
Property NOI	$71,860	$44,037	$21,238	$4,675	$141,810	$72,671	$66,113	$23,744	$4,618	$167,146
NOI change	(1.1)%	(33.4)%	(10.6)%	1.2%	(15.2)%

Property NOI	$71,860	$44,037	$21,238	$4,675	$141,810	$72,671	$66,113	$23,744	$4,618	$167,146
Less:
Non-cash straight line rent adjustments	302	241	—	(113)	430	2,338	555	—	137	3,030
Lease value amortization	1,499	—	—	56	1,555	1,361	—	—	55	1,416
Non-cash amortization included in property operating expenses (3)	199	—	—	—	199	199	—	—	—	199
Cash Basis NOI	$69,860	$43,796	$21,238	$4,732	$139,626	$68,773	$65,558	$23,744	$4,426	$162,501
Cash Basis NOI change	1.6%	(33.2)%	(10.6)%	6.9%	(14.1)%

Reconciliation of NOI to Same Property NOI:
Property NOI	$71,860	$44,037	$21,238	$4,675	$141,810	$72,671	$66,113	$23,744	$4,618	$167,146
Less:
NOI not included in same property	1,104	623	(478)	—	1,249	2,182	4,753	(46)	—	6,889
Same property NOI (4)	$70,756	$43,414	$21,716	$4,675	$140,561	$70,489	$61,360	$23,790	$4,618	$160,257
Same property NOI change	0.4%	(29.2)%	(8.7)%	1.2%	(12.3)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$70,756	$43,414	$21,716	$4,675	$140,561	$70,489	$61,360	$23,790	$4,618	$160,257
Less:
Non-cash straight line rent adjustments	436	241	—	(113)	564	2,583	368	—	137	3,088
Lease value amortization	1,501	—	—	56	1,557	1,368	—	—	55	1,423
Non-cash amortization included in property operating expenses (3)	196	—	—	—	196	194	—	—	—	194
Same property cash basis NOI (4)	$68,623	$43,173	$21,716	$4,732	$138,244	$66,344	$60,992	$23,790	$4,426	$155,552
Same property cash basis NOI change	3.4%	(29.2)%	(8.7)%	6.9%	(11.1)%

(1)
See page 7 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 4 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(4)
Consists of properties owned continuously and properties owned and managed continuously by the same operator since April 1, 2018 and includes SNH's MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Six Months Ended June 30, 2019					For the Six Months Ended June 30, 2018
Calculation of NOI and Cash Basis NOI:	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total
Rental income / residents fees and services	$207,606	$94,357	$216,951	$9,375	$528,289	$205,005	$134,088	$204,659	$9,220	$552,972
Property operating expenses	(64,702)	—	(172,713)	—	(237,415)	(62,121)	—	(156,033)	—	(218,154)
Property NOI	$142,904	$94,357	$44,238	$9,375	$290,874	$142,884	$134,088	$48,626	$9,220	$334,818
NOI change	0.0%	(29.6)%	(9.0)%	1.7%	(13.1)%

Property NOI	$142,904	$94,357	$44,238	$9,375	$290,874	$142,884	$134,088	$48,626	$9,220	$334,818
Less:
Non-cash straight line rent adjustments	2,108	481	—	(225)	2,364	4,574	1,174	—	275	6,023
Lease value amortization	2,969	—	—	111	3,080	2,687	—	—	110	2,797
Non-cash amortization included in property operating expenses (3)	398	—	—	—	398	398	—	—	—	398
Cash Basis NOI	$137,429	$93,876	$44,238	$9,489	$285,032	$135,225	$132,914	$48,626	$8,835	$325,600
Cash Basis NOI change	1.6%	(29.4)%	(9.0)%	7.4%	(12.5)%

Reconciliation of NOI to Same Property NOI:
Property NOI	$142,904	$94,357	$44,238	$9,375	$290,874	$142,884	$134,088	$48,626	$9,220	$334,818
Less:
NOI not included in same property	7,570	1,509	(146)	—	8,933	8,138	11,383	1,143	—	20,664
Same property NOI (4)	$135,334	$92,848	$44,384	$9,375	$281,941	$134,746	$122,705	$47,483	$9,220	$314,154
Same property NOI change	0.4%	(24.3)%	(6.5)%	1.7%	(10.3)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$135,334	$92,848	$44,384	$9,375	$281,941	$134,746	$122,705	$47,483	$9,220	$314,154
Less:
Non-cash straight line rent adjustments	2,252	481	—	(225)	2,508	4,738	735	—	275	5,748
Lease value amortization	3,092	—	—	111	3,203	2,796	—	—	110	2,906
Non-cash amortization included in property operating expenses (3)	390	—	—	—	390	388	—	—	—	388
Same property cash basis NOI (4)	$129,600	$92,367	$44,384	$9,489	$275,840	$126,824	$121,970	$47,483	$8,835	$305,112
Same property cash basis NOI change	2.2%	(24.3)%	(6.5)%	7.4%	(9.6)%

(1)
See page 7 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 4 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(4)
Consists of properties owned continuously and properties owned and managed continuously by the same operator since January 1, 2018 and includes SNH's MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Real estate properties	$7,939,588	$7,876,300
Accumulated depreciation	(1,615,280)	(1,534,392)
Total real estate properties, net	6,324,308	6,341,908

Cash and cash equivalents	48,033	54,976
Restricted cash	13,133	15,095
Acquired real estate leases and other intangible assets, net	383,688	419,244
Other assets, net	329,548	329,203
Total assets	$7,098,710	$7,160,426

LIABILITIES AND EQUITY
Unsecured revolving credit facility	$690,000	$139,000
Unsecured term loans, net	548,699	548,286
Senior unsecured notes, net	1,818,923	2,216,945
Secured debt and capital leases, net	699,640	744,186
Accrued interest	25,417	26,182
Assumed real estate lease obligations, net	81,534	86,304
Other liabilities	197,788	219,653
Total liabilities	4,062,001	3,980,556

Total equity	3,036,709	3,179,870
Total liabilities and equity	$7,098,710	$7,160,426

Warning Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever SNH uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, SNH is making forward-looking statements.  These forward-looking statements are based upon SNH’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by SNH’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond SNH’s control. For example,

•
Ms. Francis’s statement that SNH’s senior living business restructuring arrangement with Five Star continues to make progress may imply that the restructuring will be completed effective January 1, 2020, as previously announced. The restructuring transactions are subject to conditions, including, among others, the receipt of certain regulatory approvals. SNH cannot be sure that any or all such conditions will be satisfied. Accordingly, these restructuring transactions may not be completed effective January 1, 2020 or at all, and the terms of such transactions may change.

•
Ms. Francis’s statement that SNH continues to make progress on its disposition plan and anticipates selling or having under agreement to sell approximately $900 million of assets by year end and that it has 60 properties being actively marketed for sale, which will enable it to meet its target leverage profile, may imply that SNH will sell these properties and receive proceeds from those sales equal to or greater than the expected amounts and meet its target leverage profile. However, SNH may not complete the sales of any or all of the properties it currently plans to sell. Also, SNH may sell some or all of these properties at amounts that are less than currently expected and/or less than the carrying values of such properties and SNH may incur losses on any such sales as a result.

The information contained in SNH’s filings with the SEC, including under “Risk Factors” in SNH’s periodic reports, or incorporated therein, identifies important factors that could cause SNH’s actual results to differ materially from those stated in or implied by SNH’s forward-looking statements. SNH’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, SNH does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
(END)